UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2006

Commission file number: 000-51364

Sino Gas International Holdings, Inc.
(Exact name of small business issuer as specified in its charter)

Utah	32-0028823

(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

The Farmhouse
558 Lime Rock Road
Lime Rock, Connecticut 06039
Telephone: (860) 435-7000
(Address of Principal Executive Offices)

Tel. No.: 011-86-10-82600527
(Issuer's telephone number)

Dolce Ventures, Inc.
118 Chatham Road, Syracuse, NY 13203
(315) 476-5769
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐ Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-2)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 8.01 Other Events

On November 17, 2006, Dolce Ventures, Inc., a Utah corporation (the “Company”), issued a press release (the “Press Release”) to announce that, effective on November 17, 2006, the Company changed its name to Sino Gas International Holdings, Inc. and its trading symbol from DLCV.OB to SGAS.OB. It also announced the effectiveness of a 304.44-for-1 reverse stock-split (the “Reverse-Stock-Split”) of the Company’s common stock, par value at $0.001 per share (“Common Stock”). Upon the effectiveness of the Reverse Stock-Split, each share of the Company’s 14,361,646 outstanding shares of Series A Convertible Preferred Stock automatically converted into one share of the Company’s Common Stock. As a result of the Reverse Stock-Split, the Company has outstanding an aggregate of 14,692,647 shares of Common Stock as of the date hereof.

Please refer to the Press Release attached hereto as an exhibit to this Current Report on Form 8-K for additional information regarding the Reverse Stock-Split.

Item 9.01  Financial Statements and Exhibits

Exhibit 99.1 Press Release dated November 17, 2006 issued by the Company

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLCE VENTURES, INC.

By:	/s/ Liu Yu Chuan
Name: Liu Yu Chuan
Title: Chief Executive Officer, President & Chairman

Date: November 17, 2006